UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 5, 2014

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439-2604

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Chair of the Audit Committee

On November 5, 2014, Kevin Roberg resigned from his position as Director and Chair of the Audit Committee of the Board of Directors (the “Board”) of Universal Hospital Services, Inc. (the “Company”).

Election of Director and Chair of the Audit Committee

On November 5, 2014, the Board of the Company elected John Workman to serve as a Director and Chair of the Audit Committee following the effectiveness of Mr. Roberg’s resignation on November 5, 2014.  Mr. Workman is 63 years old.  From 2012 to June 2014, Mr. Workman served as Chief Executive Officer and Director at OmniCare, Inc.  Prior to that, Mr. Workman served as Chief Financial Officer of OmniCare, Inc. from 2009 to 2012, and President from 2011 to 2012.  Prior to joining OmniCare, Mr. Workman served as Chief Financial Officer of HealthSouth Corporation from 2004 to 2009.  Prior to that, he spent six years serving in executive officer roles at U.S. Can Corporation, including Chief Executive Officer and Chief Operating Officer. Mr. Workman also spent more than 14 years with Montgomery Ward & Company, Inc., serving in various financial leadership capacities, including Chief Financial Officer and Chief Restructuring Officer. Mr. Workman began his career with the public accounting firm KPMG LLP.  Mr. Workman is also a Director of Federal Signal Corporation, a public company that specializes in environmental and safety solutions.  Mr. Workman holds a Master of Business Administration from University of Chicago and a Bachelor of Science degree from Indiana University.

The Board determined that Mr. Workman, in its judgment, satisfies the requirements for “independence” pursuant to the provisions of NASDAQ Rule 5605(a)(2) and qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended.  There are no arrangements or understandings pursuant to which Mr. Workman was elected or any relationships or related transactions between the Company and Mr. Workman of the type required to be disclosed under Item 404(a) of Regulation S-K or the applicable rules and regulations thereunder.

As compensation for his services as a Director and Chair of the Audit Committee, Mr. Workman will receive:

•                                          $70,000 in fixed annual cash compensation for his service as an independent director.  The cash compensation is paid in advance, at the beginning of each calendar year, except that it is pro-rated for 2014.

•                                          $20,000 in fixed annual cash compensation for his service as Chair of the Audit Committee. The cash compensation is paid in advance, at the beginning of each calendar year, except that it is pro-rated for 2014.

•                                          A grant of 300,000 nonqualified stock options for the purchase of shares of common stock of UHS Holdco, Inc. (Company’s parent) at a price of $0.71 per share pursuant to the 2007 Stock Option Plan and the option agreement to be entered into between Mr. Workman and UHS Holdco, Inc.

•                                          Reimbursement of reasonable expenses in connection with Board-related activities.

Similar to the Company’s other directors and executive officers, Mr. Workman will be indemnified against certain claims or liabilities arising out of the performance of his duties by insurance and the applicable provisions of the Company’s Certificate of Incorporation and By-Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2014	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ James B. Pekarek
James B. Pekarek
Executive Vice President and Chief Financial Officer